Exhibit 99.2

ACI MERCHANT SYSTEMS, LLC

FINANCIAL STATEMENTS

JUNE 30, 2014 AND JUNE 30, 2013

ACI Merchant Systems, LLC

Financial Statements and Supplementary Information

June 30, 2014 and June 30, 2013

Table of Contents

Page

Independent Accountants' Review Report	1

Financial Statements:

Balance Sheets	2
Statements of Income and Members’ Equity	3
Statements of Cash Flows	4

Notes to Financial Statements	5-7

Supplementary Information:

Schedule 1 – Cost of Sales	8
Schedule 2 – Selling, General and Administrative Expenses	9

Independent Accountants' Review Report

To the Members

ACI Merchant Systems, LLC

Langhorne, Pennsylvania

We have reviewed the accompanying balance sheets of ACI Merchant Systems, LLC as of June 30, 2014 and 2013, and the related statements of income and members’ equity and cash flows for the six months then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct our reviews in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Our reviews were made primarily for the purpose of expressing a conclusion that there are no material modifications that should be made to the financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America. The supplementary information included in the accompanying Schedules 1 and 2 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we did not become aware of any material modifications that should be made to such information.

/s/ Wouch Maloney & C0., LLP

Horsham, Pennsylvania

September 8, 2014

ACI Merchant Systems, LLC

Balance Sheets

June 30, 2014 and June 30, 2013

	2014	2013

Assets

Current Assets
Cash	$603,523	$863,222
Accounts Receivable	562,646	467,518
Inventory	27,334	16,330

Total Current Assets	1,193,503	1,347,070

Property and Equipment
Office Equipment	54,110	53,908
Computer Software	33,147	33,147
	87,257	87,055
Less: Accumulated Depreciation	79,649	75,000

Property and Equipment - Net of Accumulated Depreciation	7,608	12,055

Total	$1,201,111	$1,359,125

Liabilities and Members' Equity

Current Liabilities
Accounts Payable	$256,714	$282,280
Accrued Expenses	135,302	126,799

Total Current Liabilities	392,016	409,079

Members' Equity	809,095	950,046

Total	$1,201,111	$1,359,125

See Accompanying Notes and Independent Accountants' Review Report.

ACI Merchant Systems, LLC

Statements of Income and Members' Equity

For the Six Months Ended June 30, 2014 and June 30, 2013

	2014	2013

Sales	$3,205,213	$3,155,143

Cost of Sales	1,830,183	1,846,122

Gross Profit	1,375,030	1,309,021

Selling, General and Administrative Expenses
(Including Depreciation Expense of $2,406 and $2,243, Respectively)	333,112	356,738

Income From Operations	1,041,918	952,283

Other Income
Interest Income	465	799

Net Income	1,042,383	953,082

Members' Equity - Beginning of Period	828,712	841,964

Less: Distributions to Members	(1,062,000)	(845,000)

Members' Equity - End of Period	$809,095	$950,046

See Accompanying Notes and Independent Accountants' Review Report.

ACI Merchant Systems, LLC

Statements of Cash Flows

For the Six Months Ended June 30, 2014 and June 30, 2013

Increase (Decrease) in Cash

	2014	2013

Net Income	$1,042,383	$953,082

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation	2,406	2,243
(Increase) Decrease in:
Accounts Receivable	(146,984)	(36,299)
Inventory	(11,010)	11,379
Increase (Decrease) in:
Accounts Payable	65,597	82,875
Accrued Expenses	110,161	113,844

Net Cash Provided by Operating Activities	1,062,553	1,127,124

Cash Flows From Investing Activities
Capital Expenditures	0	(2,523)

Cash Flows From Financing Activities
Distributions to Members	(1,062,000)	(845,000)

Net Increase in Cash	553	279,601

Cash - Beginning of Period	602,970	583,621

Cash - End of Period	$603,523	$863,222

See Accompanying Notes and Independent Accountants' Review Report.

ACI Merchant Systems, LLC

Notes to Financial Statements

June 30, 2014 and June 30, 2013

A.	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

The Company, a Pennsylvania limited liability company, principally acting in an agency capacity, is engaged in national credit and debit card merchant processing services, check guaranty processing services and other related business programs to financial institutions. The Company also provides setup services and technical support for credit card terminals issued to customers of financial institutions. The Company is based in Langhorne, Pennsylvania and services customers throughout the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company carries its accounts receivable at their estimated realizable amounts based upon the Company’s collection history and management’s periodic valuation of the accounts receivables.

Inventory

Inventory, consisting principally of credit card processing equipment, is valued at the lower of cost, determined by the first-in, first-out method, or market.

Property and Equipment

Property and equipment are valued at cost. Maintenance and repairs are charged to operations when incurred. Improvements and renewals are capitalized. Provision for depreciation is made over the estimated useful lives of the respective assets using the straight-line method.

The Company uses the following estimated useful lives:

Office Equipment	5-7 Years
Computer Software	3 Years

Income Taxes

The Company has elected "S" status for both federal and Pennsylvania income tax purposes. Under these elections, all income or loss of the Company flows through to the stockholders in proportion to their holdings. Accordingly, the Company provides only for state capital stock tax and other state and local income taxes.

See Independent Accountants’ Review Report.

ACI Merchant Systems, LLC

Notes to Financial Statements

June 30, 2014 and June 30, 2013

A.	Nature of Operations and Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company recognizes the potential income tax and any related penalties and interest arising from uncertain tax positions. Potential interest and penalties are recognized as a component of the provision for income taxes. The Company has concluded that there are no taxes, penalties or interest resulting from uncertain positions that would materially impact the Company’s financial statements at June 30, 2014 or 2013.

The Company files federal as well as various state income tax returns. Generally, the Company is no longer subject to income tax examinations in any jurisdiction for tax years before 2011.

Advertising Costs

The Company expenses advertising as incurred. For the six months ended June 30, 2014 and 2013, advertising expense was $2,879 and $4,377, respectively.

B.	Concentrations of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of accounts receivable and cash.

The Company's customers are principally banks and other providers of consumer credit. Approximately 99% of all the Company’s collections and 80% of its fee payments are made through a single merchant credit card processing services provider. At June 30, 2014 and 2013, approximately 98.2% and 98.5%, respectively, of accounts receivable were due from the single processing services provider. The Company bears credit risk of both non-collection of merchant fees and chargebacks for banks that do not hold liability. The Company generally does not require collateral.

The Company maintains cash accounts in an area bank. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to an aggregate of $250,000. From time to time the balance of the Company's funds held by the institution may exceed the insured amount.

C.	Pension Plan

The Company sponsors pension and profit sharing plans under section 401(k) of the Internal Revenue Code, available to all employees who have completed one year of service and who have attained 21 years of age. Company contributions to the plan are discretionary and are recognized in the year incurred. For the six months ended June 30, 2014 and 2013, the Company’s matching contributions were $5,257 and $4,894, respectively. There were no profit sharing contributions for the six months ended June 30, 2014 or 2013.

See Independent Accountants’ Review Report.

ACI Merchant Systems, LLC

Notes to Financial Statements

June 30, 2014 and June 30, 2013

D.	Operating Lease

The Company leases its operating facilities on a month-to-month basis. For both the six months ended June 30, 2014 and 2013, rent expense under this agreement was $14,160. The Company anticipates continuing its lease arrangement under comparable terms.

E.	Commitments and Contingencies

The Company employs proprietary software developed for the Company by one of the Company members and a software engineer. The software facilitates calculation of fees due to agents and financial institutions with which the Company has processing contracts. The Company currently pays the software engineer for time and materials, plus other incentives.

F.	Subsequent Events

Subsequent events have been evaluated through September 8, 2014, which is the date the financial statements were available to be issued.

See Independent Accountants’ Review Report.

SUPPLEMENTARY INFORMATION

ACI Merchant Systems, LLC

Supplementary Information

For the Six Months Ended June 30, 2014 and June 30, 2013

Schedule 1

Cost of Sales

	2014	2013

Agent/Referral Bank Payouts	$1,137,307	$1,256,685
Bank Card Processing	360,630	264,243
Breach Insurance	7,611	8,970
Compliance Fees	14,219	11,187
Credit Card Equipment	56,960	60,988
Direct Labor, Taxes and Benefits	181,963	181,963
Freight Charges	1,086	661
Gift Cards	4,676	5,105
Real Time Processing	60,931	51,760
Supplies	4,800	4,560

Total Cost of Sales	$1,830,183	$1,846,122

See Independent Accountants' Review Report.

ACI Merchant Systems, LLC

Supplementary Information

For the Six Months Ended June 30, 2014 and June 30, 2013

Schedule 2

Selling, General and Administrative Expenses

	2014	2013

Automobile Expense	$9,076	$8,062
Bad Debt Expenses	2,637	2,806
Business Insurance Expense	6,559	6,469
Computer Services and Processing	35,170	32,456
Contributions	500	525
Credit Bureau Expense	829	939
Depreciation Expense	2,406	2,243
Dues and Membership Expense	2,000	7,710
Employee Benefits	18,015	18,015
Freight Supplies Expense	11,643	10,831
Legal and Accounting Expenses	32,931	13,626
Meals and Entertainment	838	1,876
Network Access Expense	1,800	21,170
Office Cleaning Expense	1,300	1,300
Office Supply Expense	6,425	9,934
Payroll Services Expense	1,135	1,137
Payroll Taxes	11,454	11,454
Pennsylvania Corporate Tax	2,006	9,721
Rent Expense	14,160	14,160
Repairs and Maintenance Expense	321	6,266
Salaries and Wages	148,750	148,750
Selling Expenses	2,879	4,377
Telephone and Utilities Expense	14,613	14,686
Terminal Maintenance and Repair Expense	3,372	4,023
Travel Expense	0	2,029
Workers Compensation Expense	2,293	2,173

Total Selling, General and Administrative Expenses	$333,112	$356,738

See Independent Accountants' Review Report.

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